UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________

FORM 8-K

_______________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2020

(Date of earliest event reported)

Atlantic Capital Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Rd. NE, Suite 1600

Atlanta, Georgia 30326

(Address of principal executive offices)

(Zip Code)

(404) 995-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ACBI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 2.02.Results of Operations and Financial Condition.

On April 23, 2020, Atlantic Capital Bancshares, Inc. (the “Company”) announced its financial results for the three months ended March 31, 2020. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01.Regulation FD Disclosure.

During the Company’s earnings conference call on April 24, 2020, members of management will be presenting certain information regarding the Company’s loan portfolio. A copy of the presentation slides is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The information contained in this report and in the exhibit hereto is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 8.01.Other Events

The Company is supplementing the risk factors contained in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) filed with the Securities and Exchange Commission on March 16, 2020. The following risk factor should be read in conjunction with the risk factors set forth in the Annual Report.

The COVID-19 pandemic has adversely affected, and is likely to continue to adversely affect, our customers and other businesses in our market area, as well as counterparties and third party vendors. The resulting adverse impacts on our business, financial condition, liquidity and results of operations will likely be significant.

The COVID-19 pandemic has resulted in widespread economic and financial disruptions that have adversely affected, and are likely to continue to adversely effect, our customers and other businesses in our market area. The extent of the effect on our customers and market area, and the resulting impact on our business, financial condition, liquidity and results of operations, is unknown at this time, and will depend on a number of factors beyond our control, including:

•	the duration and ultimate severity of the COVID-19 pandemic, and the timing of development and widespread availability of medical treatments or vaccines;
•	the response of governmental authorities, which have significantly curtailed business and individual activities;
•

the impact and continued availability of monetary, fiscal, and other economic policies and programs, such as the  Paycheck Protection Program, designed to provide economic assistance to individuals and small businesses and otherwise mitigate the impact on businesses and individuals; and

•	continuing trends in unemployment and consumer confidence.

Many of the risks described in Section IA – Risk Factors in our Annual Report on Form 10-K for the year ended December 19, 2019, and in any Quarterly Reports on Form 10-Q, will likely be exacerbated, and the impact of such risks will likely be magnified, as a result of the COVID-19 pandemic. The following discussion highlights areas where the negative impacts of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations are expected to be most severe.

•

Loan Credit Quality.  Approximately 30% of our loan portfolio is comprised of commercial and industrial and commercial real estate loans to borrowers in the hotel, restaurant and retail industries. These industries have been more severely impacted by the COVID-19 pandemic and governmental responses, such as stay-at-home orders and social distancing requirements, than other industries, and may have a longer recovery period than other industries. Aside from the industries mentioned above, we have other borrowers whose ability to make loan payments is dependent on rental income from their tenants, some of whom are engaged in businesses significantly impacted by the COVID-19 pandemic. Deteriorating economic conditions are likely to result in an increase in tenants failing to make rental payments, and economic relief programs adopted in response to the COVID-19 pandemic may permit tenants to defer or reduce rent payments. As a result of actual or expected credit losses, we may downgrade loans, increase our allowance for loan losses as a result of increases in non-performing assets, and write-down or charge-off credit relationships, any of which will negatively impact our results of operations. In addition, market upheavals are likely to affect the value of real estate and commercial assets. In the event of foreclosure, it is unlikely that we will be able to sell the foreclosed property at a price that will allow us to recoup a significant portion of the delinquent loan.

•

Increased Demands on Capital and Liquidity.  We have begun to experience increased volume of loan originations, particularly SBA loans pursuant to the Paycheck Protection Program created by recent legislation. Certain of these SBA loans have mandated interest rates that are lower than our usual rates and may not be purchased by the SBA or other third parties within expected timeframes. In addition, borrowers may draw on existing lines of credit or seek additional loans to finance their businesses. These factors may result in reduced levels of capital and liquidity being available to originate more profitable loans, which will negatively impact our ability to serve our existing customers and our ability to attract new customers.

•

Payment Processing Business.  We have not experienced a material decline in payment processing to date; however, the COVID-19 pandemic’s effect on consumer behavior and business-to-business transactions could result in a decrease in transaction volume and a corresponding decrease in transaction fees, which would negatively impact our ability to generate non-interest income. In addition, we rely on third-party vendors and service providers in our payment processing business. If any of these parties are unable to perform their services as a result of direct or indirect impact of the COVID-19 pandemic, then we may not be able to continue providing certain services to our customers, or may incur unexpected costs related to engaging new or different vendors. As a result, we would likely experience a decrease in non-interest income in the short-term, and could experience in reputational damage in the longer term.

•

Deposit Business.  As a result of the COVID-19 pandemic, deposit customers are expected to retain higher levels of cash. While increased low-interest deposits could have a positive impact in the short-term, we would not expect these funds to be replenished as customers use deposit funds for liquidity for their business and individual needs. If deposit levels decline, our available liquidity would decline, and we could be forced to obtain liquidity on terms less favorable than current deposit terms, which would in turn compress margins and negatively impact our results of operations.

Even following medical resolution of the COVID-19 pandemic and the loosening of restrictions on business and individual activities, the U.S. economy may not recover quickly, and may experience a recession. Our business and operations would continue to be materially adversely affected by a slow economic recovery or a prolonged recession.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

 Exhibit No.  Description

99.1	Press Release dated April 23, 2020
99.2	Atlantic Capital Bancshares, Inc. Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated:  April 23, 2020

By: /s/ Patrick T. Oakes

Name: Patrick T. Oakes

Title:   Executive Vice President and
Chief Financial Officer